Exhibit 99.1

Analysts and Media Contact:

Susan Giles (972) 855-3729

Atmos Energy Corporation to Sell Natural Gas Distribution

Assets in Missouri, Illinois and Iowa

DALLAS (May 13, 2011)—Atmos Energy Corporation (NYSE: ATO) today announced that it has executed a definitive agreement to sell all of its natural gas distribution assets located in Missouri, Illinois and Iowa to Liberty Energy (Midstates) Corporation, an affiliate of Algonquin Power & Utilities Corp. for an all cash price of approximately $124 million, with the agreement containing usual terms and conditions customary for transactions of this type, including typical adjustments to the purchase price, if applicable.

“We are pleased to be able to consummate this sale to a company of Algonquin’s excellent reputation and know that they will continue our focus on safety, reliability, a strong culture and providing excellent customer service,” said Kim R. Cocklin, President and Chief Executive Officer of Atmos Energy Corporation.

The transaction will include the transfer of approximately 84,000 meters and is expected to close in fiscal 2012, after the receipt of all necessary regulatory approvals. These predominantly residential and commercial meters represent less than three percent of Atmos Energy’s three million natural gas customers. The proceeds from this transaction will be redeployed to fund growth opportunities in other jurisdictions we serve. Upon closing this transaction, Atmos Energy will reduce the number of states in which it operates from twelve to nine, with approximately 80 percent of its utility operations in the three states of Texas, Louisiana and Mississippi.

For additional information, visit our website at atmosenergy.com.

Forward-Looking Statements

The matters discussed in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or in any of the company’s other documents or oral presentations, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “projection,” “seek,” “strategy” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in this news release, including the risks and uncertainties relating to regulatory trends and decisions, the company’s ability to continue to access the capital markets and the other factors discussed in the company’s reports filed with the Securities and Exchange Commission. These factors include the risks and uncertainties discussed in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and in the company’s Quarterly Report on Form 10-Q for the three months and six months ended March 31, 2011. Although the company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. The company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

About Atmos Energy

Atmos Energy Corporation, headquartered in Dallas, is currently the country’s largest natural-gas-only distributor, serving over three million natural gas distribution customers in more than 1,600 communities in 12 states from the Blue Ridge Mountains in the East to the Rocky Mountains in the West. Atmos Energy also provides natural gas marketing and procurement services to industrial, commercial and municipal customers primarily in the Midwest and Southeast and manages company-owned natural gas pipeline and storage assets, including one of the largest intrastate natural gas pipeline systems in Texas. Atmos Energy is a Fortune 500 company. For more information, visit www.atmosenergy.com.

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